Exhibit 10(a)101

AMENDMENT TO
RETENTION AGREEMENT

THIS INSTRUMENT, effective January 1, 2010, by and between Entergy Corporation, a Delaware corporation (“Company”) and Leo P. Denault (“Executive”), hereby constitutes an amendment to the Retention Agreement entered into by and between the Company and Executive and effective on August 3, 2006 (“Agreement”).  Except as otherwise provided herein, the Agreement and any prior amendments thereto shall remain in full force and effect in accordance with their original terms and conditions.

WHEREAS, Executive may become eligible, while he is considered a “covered employee” (as defined in Code Section 162(m)), for certain severance benefits under this Agreement that are determined in whole or in part by reference to Executive’s “EAIP target award,” and/or “Target LTIP Award”; and

WHEREAS, effective January 1, 2010 and pursuant to Revenue Ruling 2008-13, payments under the EAIP and/or under the LTIP may not satisfy the Code Section 162(m) exception for “performance based” compensation if the EAIP and/or LTIP provide directly or through another plan or agreement that the EAIP or LTIP award is payable to a “covered employee” upon termination of employment and without regard to whether the performance goals are satisfied; and

WHEREAS, Company and Executive now desire to amend the Agreement to ensure compliance with Revenue Ruling 2008-13, to the extent applicable, with respect to severance benefits that may become payable under this Agreement and that are based in whole or in part on Executive’s EAIP target award and/or Target LTIP Award; and

WHEREAS, the Personnel Committee of the Board of Directors of Company has authorized the undersigned Company Officer to execute this Amendment to the Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, Company and Executive hereby agree to amend the Agreement by redefining the terms “Severance Payment” and “Target LTIP Award,” effective January 1, 2010, as follows:

16.26
Severance Payment shall mean the payment of a lump sum severance payment, in cash, equal to the product of 2.99 times the sum of:  (a) Executive’s annual base salary as in effect at any time within one year prior to the effective date of the Agreement or, if higher, immediately prior to a circumstance constituting Good Reason plus (b) the higher of: (i) the annual incentive award actually awarded to the Executive under the EAIP for Company’s fiscal year immediately preceding the fiscal year in which Executive’s Date of Termination occurs;  or (ii) the EAIP target award for the Executive for Company’s fiscal year in which the effective date of the Agreement occurs.  Such Severance Payment shall be made in accordance with the short term deferral exception of Code Section 409A regulations.

16.30
Target LTIP Award shall mean the average annual number of performance share units Executive is entitled to receive under the LTIP with respect to the two most recent performance periods (as defined in the applicable program or plan) that precede and do not include the Date of Termination.  Such average annual number of performance share units shall be determined by dividing by two the sum of the annual target pay out levels under the LTIP with respect to such two most recent performance periods.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 16th day of December, 2009, but effective as of the date above written.

ENTERGY CORPORATION                                                                           EXECUTIVE
Through its Duly Authorized Officer

 By: /s/ Terry R. Seamons                                                                      By:  /s/ Leo P. Denault
Terry R. Seamons                                                                                  Leo P. Denault
Senior Vice-President, Human                                                                              Executive Vice President and
Resources and Administration                                                                             Chief Financial Officer,
                Entergy Corporation